                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report on the combined financial statements of Reunion Energy Company and Reunion Operating Company (the company) dated March 27, 1996 included in this Form 10-K, into Reunion Industries, Inc.'s previously filed Registration Statements on Form S-3 (No. 33-77566) and Form S-8 (No. 33-77232). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
March 24, 1998